Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made as of this                      day of April, 2020,

B E T W E E N:

VILLAGE FARMS INTERNATIONAL, INC., a corporation existing under the Canada Business Corporations Act

(the “Corporation”)

- and -

∎ [Name of director/officer]

(the “Indemnified Party”)

RECITALS:

A.

The Canada Business Corporations Act (the “CBCA”) permits, and in some cases requires, the Corporation to indemnify individuals who are or were directors and officers of the Corporation, or who act or acted at the Corporation’s request as directors or officers or in a similar capacity of other entities (an “Other Entity”, a term which, for the purposes of this indemnification agreement (the “Agreement”) shall include a corporation or other entity that becomes an Other Entity in the future). In this Agreement:

(i)

all such individuals, including those acting in a capacity similar to a director and/or officer of an Other Entity, are referred to as “Directors” and “Officers”, respectively, and the phrase “Director and Officer” means an individual who is or was either, or both, a Director and/or an Officer;

(ii)	unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders; and

(iii)	unless otherwise indicated, references to sections are to sections in this Agreement;

B.	The Corporation’s By-Laws require the Corporation to indemnify Directors and Officers;

C.

It is generally agreed that, because of the uncertainties in relying upon an indemnity in a corporation’s by-laws, it is desirable for Directors and Officers to obtain a contractual indemnity from the corporations they serve;

D.

It is in the best interests of the Corporation to attract and retain responsible and capable Directors and Officers, and the entering into of an agreement containing broad indemnification provisions of the kind contained in this Agreement is of vital importance to achieving these goals. Accordingly, the Corporation and the Indemnified Party wish to enter into this Agreement, and in so doing affirm that they intend that all the provisions of this Agreement be given legal effect to the full extent permitted by applicable law.

NOW THEREFORE in consideration of the sum of $1.00 now given by the Indemnified Party to the Corporation, and of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.	Subject to sections 2 and 3, the Corporation agrees to indemnify and save harmless the Indemnified Party:

1.1    from and against all costs, charges and expenses reasonably incurred by the Indemnified Party in respect of any civil, criminal, administrative, investigative or other proceeding to which the Indemnified Party is involved by reason of being or having been a Director and Officer; and

1.2    from and against all liabilities, damages, costs, charges and expenses whatsoever that the Indemnified Party may sustain or incur as a result of serving as a Director and Officer in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted or acquiesced in by the Indemnified Party as a Director and Officer, whether before or after the effective date of this Agreement.

2.	Indemnification under section 1 shall be made only if the Indemnified Party:

2.1    acted honestly and in good faith with a view to the best interests of either the Corporation or the Other Entity, as the case may be; and

2.2    in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

Sections 2.1 and 2.2 are referred to in this Agreement as the “Standards of Conduct”.

3.

In respect of an action by or on behalf of the Corporation or an Other Entity to procure a judgment in its favour to which the Indemnified Party is made a party by reason of being or having been a Director and Officer of the Corporation or the Other Entity, indemnification under section 1, including the making of Expense Advances under section 7, shall be made only after obtaining approval of the court having jurisdiction.

4.	For the purposes of this Agreement:

4.1    “proceeding” shall include a claim, demand, suit, action, proceeding or investigation, whether anticipated, threatened, pending, commenced, continuing or completed, and any appeal or appeals therefrom;

4.2    “costs, charges and expenses” shall include:

4.2.1    subject to section 10, an amount paid to settle an action or satisfy a judgment, except in respect of an action to which section 3, above, is applicable;

4.2.2    a fine, penalty, levy or charge paid to any domestic or foreign government (federal, provincial, state, municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court or any other law, regulation or rule-making entity having jurisdiction in the relevant circumstances (collectively, a “Governmental Authority”), including as a result of a breach or alleged breach of any statutory or common law duty imposed on directors or officers or of any law, statute, rule or regulation or of any provision of the articles, by-laws or any resolution of the Corporation or an Other Entity;

4.2.3    an amount paid to satisfy a liability arising as a result of the failure of the Corporation or an Other Entity to pay wages, vacation pay and any other amounts that may be owing to employees or to make contributions that may be required to be made to any pension plan, retirement income plan or other benefit plan for employees or to remit to any Governmental Authority payroll deductions, income taxes or other taxes, or any other amounts payable by the Corporation or an Other Entity; and

4.2.4    legal costs on a solicitor and his own client basis, including those incurred in enforcing the Indemnified Party’s rights under this Agreement; and

4.3    the Indemnified Party shall be considered to be “involved” in any proceeding if the Indemnified Party has any participation whatsoever in such proceeding, including merely as a witness.

5.

Upon the Indemnified Party becoming aware of any proceeding which may give rise to indemnification under this Agreement, the Indemnified Party shall give written notice to the Corporation, directed to its Chief Executive Officer, as soon as is practicable, provided, however, that failure to give notice in a timely fashion shall not disentitle the Indemnified Party to indemnification unless the Corporation suffers actual prejudice by reason of the delay.

6.	The Corporation may conduct any investigation it considers appropriate of any proceeding of which it receives notice under section 5, and shall pay all costs of that investigation.

7.

The parties wish to facilitate the payment by the Indemnified Party of ongoing costs in connection with matters for which indemnification under this Agreement is provided. Accordingly, the parties agree as follows:

7.1    subject to section 7.2 below, the Corporation shall, upon demand, make advances (“Expense Advances”) to the Indemnified Party of all reasonable amounts for which the Indemnified Party seeks indemnification under this Agreement before the final disposition of the relevant proceeding. In connection with such demand, the Indemnified Party shall provide the Corporation with a written affirmation of the Indemnified Party’s good faith belief that the Indemnified Party has met the Standards of Conduct, along with sufficient particulars of the costs, charges and expenses to be covered by the proposed Expense Advance to enable the Corporation to make an assessment of its reasonableness;

7.2    the Corporation shall have no obligation to make Expense Advances to the Indemnified Party unless and until a majority of those members of the Corporation’s board of directors who have no interest in the relevant proceeding, authorize the making of such advances to the Indemnified Party. The board of directors may, before authorizing Expense Advances, retain independent counsel or make any inquiries it considers appropriate in the circumstances for the purpose of confirming the Indemnified Party’s compliance with the Standards of Conduct and entitlement to indemnity. The board of directors shall have discretion in deciding whether or not to authorize such advances, but shall exercise its discretion reasonably, in light of all relevant circumstances, and in good faith; and

7.3    the Indemnified Party shall repay to the Corporation, upon demand, all Expense Advances if and to the extent that it is determined, either by the Corporation’s board of directors or by a court of competent jurisdiction, that the Indemnified Party had not met the Standards of Conduct or is otherwise not entitled to indemnification.

8.	The indemnities in section 1 shall not apply in respect of any proceeding initiated by the Indemnified Party against:

8.1    the Corporation or an Other Entity, unless it is brought to establish or enforce any right under this Agreement;

8.2    any Director or Officer unless the Corporation or the Other Entity, as the case may be, has joined in or consented to the initiation of such proceeding; or

8.3    any other corporation, partnership, trust, joint venture, unincorporated entity or person, unless it is a counterclaim.

9.

The Corporation shall be entitled to participate, at its own expense, in the defence of the Indemnified Party in any proceeding. If the Corporation so elects after receipt of notice of a proceeding, or the Indemnified Party in that notice so directs, the Corporation shall assume control of the negotiation, settlement or defence of the proceeding, in which case the defence shall be conducted by counsel chosen by the Corporation and reasonably satisfactory to the Indemnified Party. If the Corporation elects to assume control of the defence, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of the proceeding and to retain counsel to act on the Indemnified Party’s behalf, provided that the fees and disbursements of that counsel shall be paid by the Indemnified Party. The Indemnified Party and the Corporation shall cooperate fully with each other and their respective counsel in the investigation related to, and defence of, any proceeding and shall make available to each other all relevant books, records, documents and files and shall otherwise use their best efforts to assist each other’s counsel to conduct a proper and adequate defence.

10.	The parties wish to encourage the settlement of any proceeding. Accordingly, the parties agree as follows:

10.1    the Corporation may, with the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), enter into an agreement to settle any proceeding;

10.2    if the Indemnified Party refuses after requested by the Corporation, acting reasonably, to give consent to the terms of a proposed settlement which is otherwise acceptable to the Corporation, the Corporation may require the Indemnified Party to negotiate or defend the Claim independently of the Corporation. In that case, any amount recovered by the claimant in excess of the amount for which settlement could have been made by the Corporation shall not be recoverable under this Agreement, and the Corporation will only be responsible for costs, charges and expenses up to the time at which settlement could have been made;

10.3    the Corporation shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed);

10.4    the Indemnified Party shall have the right to negotiate a settlement in respect of any proceeding, provided that unless the Corporation has approved the settlement, the Indemnified Party shall pay any compensation or other payment to be made under the settlement and the costs of negotiating and implementing the settlement, and shall not seek indemnity from the Corporation in respect of such compensation, payment or costs; and

10.5    the settlement of a proceeding shall not create a presumption that the Indemnified Party did not meet or would not have met the Standards of Conduct.

11.

The Corporation shall make reasonable best efforts to ensure that all liabilities of the Corporation under this Agreement are at all times covered by directors’ and officers’ liability insurance with a responsible insurer. In this regard, the parties agree that:

11.1    the responsibility for obtaining and maintaining directors’ and officers’ liability insurance shall rest with a senior manager of the Corporation, who shall retain an insurance broker or other person having expertise and experience in directors’ and officers’ liability insurance;

11.2    the Corporation shall provide to the Indemnified Party a copy of each policy of insurance providing the coverages contemplated by this section 11 promptly after such coverage is obtained, and shall promptly notify the Indemnified Party if the insurer cancels or refuses to renew such coverage (or any part of such coverage);

11.3    coverage need not be obtained by of the Corporation if the coverage is not generally available from responsible insurers, or is available from one or more responsible insurers but at a cost which, in the opinion of the Corporation, acting reasonably and taking into account the financial condition and size of the Corporation and the nature of its business, is excessive (for greater certainty, the board of directors of the Corporation determined that, effective as of April 30, 2020, coverage would not be obtained for the reason of excessive cost); and

11.4    the Corporation shall not do any act or thing (including changing insurers) or fail to do any act or thing, that could cause or result in a denial of insurance coverage or of any claim under such coverage; without limiting the generality of the foregoing, the Corporation shall give prompt and proper notice to the insurer of any claim against the Indemnified Party.

12.

Should any payment made pursuant to this Agreement, including the payment of insurance premiums or any payment made by an insurer under an insurance policy, be deemed to constitute a taxable benefit or otherwise be or become subject to any tax or levy, then the Corporation shall pay any amount as may be necessary to ensure that the amount received by or on behalf of the Indemnified Party, after the payment of or withholding for such tax, fully reimburses the Indemnified Party for the actual cost, expense or liability incurred by or on behalf of the Indemnified Party.

13.

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect. The parties shall engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

14.	This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

15.	The obligations of the Corporation under this Agreement shall continue after the Indemnified Party ceases to be a Director or Officer and shall survive indefinitely.

16.

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

17.

This Agreement shall enure to the benefit of the Indemnified Party and the Indemnified Party’s heirs, administrators, executors and personal representatives and shall be binding upon the Corporation and its successors.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

VILLAGE FARMS INTERNATIONAL, INC.

by:
	Name:	Stephen C. Ruffini
	Title:	Senior Vice-President and Chief Financial Officer

[Insert name of applicable Director/Officer here]

[Signature page to Director/Officer Indemnity Agreement of VFF]